Contract of Employment

Party A (Employer) Name: Qingdao Renmin Printing Co., Ltd.
Registered Type: Limited Company
Address: No.15, Xinghua Road, Licang District
Postcode: 266041

Party B (Employee) Name: Wang Yijun Gender: Male
Date of Birth: April 19, 1951
ID Number: 370202510419441
Address: 401, Unit 2, Building 5, No.51, Donghai Road
Postcode: 266071

Pursuant to Labor Law of the People’s Republic of China and existing labor regulations as well as relevant rules, the Employment Contract is hereby made by and between Party A and Party B on the basis of equality and self-volition and agreement through negotiation, so as to determine the labor relationship that bind both Parties.
[Term of the Contract]
Article I Term of the contract shall be agreed by both Parties and the following (1) mode will be adopted.
(1) With fixed term: From June 1, 2001 to April 19, 2011.
(2) Without fixed term: From _____ to the date agreed by both Parties to terminate the contract when the conditions for rescission or termination occur.
(3) Within fixed time when certain amount of working task is finished: From_____ to the date agreed by both Parties to terminate the contract when the work is completed.
Probation period regulated by both Parties is from_____ to______.
[Job Description]
Article 2 Based on the working requirements, Party A assigns Party B to engage the post of management.

Article 3 Party B shall obey the assignment of Party A and complete the task with the quality and quantity required by the post (profession). The task and responsibility of the exact post (profession) is as follows: Complete the task with the quality and quantity required and be responsible for quality of the product.
Article 4 Party A shall verify the capability of Party B for the post (profession) by examination and assessment according to the post requirements. Party A may remove the post (profession) of Party B. In case of the change in production and business during valid period of the contract, the post (profession) of Party B can also be changed through negotiation by both Parties.
[Labor Safety and Health]
Article 5 Party A shall provide Party B with labor safety and health conditions in line with national, provincial and municipal regulations and with requisite labor protection articles.
Article 6 Party A shall establish and improve labor safety and health system and the operation regulations on safe production. Party A shall conduct education to Party B concerning labor safety and health.
Article 7 Party A shall implement special labor protection to the woman workers and minor as per relevant national, provincial and municipal regulations. If Party B is engaged in the post (profession) with vocational hazard, Party A shall follow relevant regulations to conduct regular health examination to Party B as per relevant regulations and grant the health care subsidy.
Article 8 Both Party A and Party B shall strictly implement relevant national, provincial and municipal regulations on work-related injury and vocational disease report system.
During production (work), Party B shall strictly follow the safe production and operation regulations. When the managerial personnel of Party A instruct in breach of the regulation and force to take adventure in work, Party B has the right to refuse execution.
[Working Time and Day-off & Holidays]
Article 9 Party A arranges Party B to implement the working hour system in (1) .
(1) Standard working hour system is executed: Daily working hours of Party B are below 8 hours and weekly working hours are below 40 hours.
(2) Comprehensive calculated working hour system is executed: Average daily and weekly working hours shall not be more than that regulated by law.
(3) Irregular working hour system is executed: While Party A’s task is finished, working time and days-off & holidays can be arranged through negotiation by both Parties.
When (2) and (3) working system are implemented, approval of the labor administrative department above county level is required.
Article 10 Due to working requirements, Party A may extend the working hours after negotiation with Party B and the trade union. Extended time is generally below one hour a day. If working time needs to extend due to the work requirements, the extended time is generally below three hours a day and aggregately below 36 hours a month, while guarantee the health conditions of Party B.
Article 11 In any of following cases, Party A shall pay Party B remuneration higher than normal wage.
(1) If Party B is arranged to extend working hours in workday, Party A shall pay Party B a wage not less than 150% of normal wage;
(2) If Party B is arranged to extend working hours in day-off, Party A shall arrange Party B to enjoy holiday of the equal working time or pay Party B a wage not less than 200% of normal wage;
(3) If Party B is arranged to extend working hours in legal holiday or festival, Party A shall pay Party B a wage not less than 300% of normal wage.
Article 12 In any of following cases, extension of working hours and overtime in holiday and festival are free form limitation of Article 10.

(1) In case of serious natural disaster, accident or other causes seriously to the detriment of the people’s life and health and national property safety that need emergent treatment;
(2) Trouble in the production equipment, traffic and transportation facilities and public facilities affecting production and public interest that need emergent repair in time;
(3) In case of legal holiday or festival and public vacation must be spent for equipment repair and maintenance;
(4) The work cannot be interrupted in the legal holiday or festival and public vacation; and
(5) Other case as regulated by laws and regulations.
Article 13 Party A shall follow national, provincial and municipal regulations to ensure Party B’s right of taking rest. During the period of contract, Party B enjoys home visiting, marriage and funeral, family planning women’s workers labor protection and other paid holidays as per national, provincial and municipal regulations.
[Labor Discipline]
Article 14 Party A shall follow national labor laws, regulations and rules and relevant policies and take into consideration about situation in the unit to formulate and improve various rules and regulations and labor discipline. Party B shall strictly follow Party A’s rules and regulations and labor discipline, obey Party A’s management and keep Party A’s business secrete.
Article 15 Party B shall abide by rules and regulations formulated by Party A according to law.
Article 16 Provided Party B breaches Party A’s rules and regulations and labor discipline, Party A may make proper disposal as regulated by rules and regulations of the unit till the contract is terminated.
[Labor Remuneration]
Article 17 Party A shall abide by the principle of distribution as per actual labor. According to national, provincial and municipal regulations and situation in the unit, especially the regulation not allowing wage lower than regulated in minimal wage guarantee in the city, Party A may independently formulate wage distribution system of the enterprise and determine way of payment and the wage standard of Party B’s wage.
Article 18 Party B provides normal service to Party A in the normal legal working time. Party A shall pay Party B the monthly wage in the form of currency. Wage is no less than RMB 320, where wage for the probation period is____.
Article 19 If Party A implements the system of calculation by piece or contract, it shall be executed as per Party A’s wage system while ensuring Party B’s minimal wage condition in line with relevant national, provincial and municipal regulations about minimal wage.
Article 20 In case of work suspension not due to Party B’s reason, Party A shall pay Party B basic living expenses as per relevant national, provincial and municipal regulations.
Article 21 During implementation of the contract, Party A shall properly adjust Party B’s labor remuneration as per production and operation and Party B’s actual working performance.
[Insurance Benefit]
Article 22 Both Party A and Party B shall participate in social insurance as per relevant national, provincial and municipal regulations. Party A shall follow relevant national, provincial and municipal regulations to pay for Party B the pension, unemployment, medical, work-related injury, maternity and other social insurances. Social insurance premium due from Party B shall be paid by Party A in advance.
After two parties terminate the contract, Party A shall follow relevant national, provincial and municipal regulations to handle the social insurance transfer procedures for Party B as per relevant regulations.
Article 23 Provided Party B gets sick or non-work-related injury during the contract period, medial treatment and sick leave wage shall be paid according to relevant national, provincial and municipal regulations.

Article 24 Provided Party B gets vocational disease or work-related injury during the contract period, Party A shall ensure medical treatment of Party B and make injury verification as per relevant national, provincial and municipal regulations and the wage and insurance benefit shall be implemented as per relevant national, provincial and municipal regulations.
Article 25 During contract period, provided Party B gets sick or die from work, relevant treatment shall be implemented relevant national, provincial and municipal regulations.
Article 26 Treatment for the women workers during pregnant, maternity or breast feeding periods shall be implemented as per relevant national, provincial and municipal regulations.
Article 27 Other insurance and benefit to be enjoyed by Party B shall be implemented as per relevant national, provincial and municipal regulations.
[Contract Modification, Termination and Economic Compensation]
Article 28 In case of the law, regulation or relevant policy on which the contract concluded undergoes change, the corresponding contents of the contract shall be modified.
Article 29 If objective situation for conclusion of the contract undergoes great change and make the contract hard to be implemented, relevant contract contents can be modified through negotiation by both Parties. Then both Parties shall conclude agreement for modification and obtain accreditation by the labor administration department and the agreement shall be rendered as attachment of the contract.
Article 30 After negotiation by both Parties, the contract can be terminated. If Party A proposes termination of the contract, Party B shall be provided with compensation subsidy as per relevant national, provincial and municipal regulations.
Article 31 In any of following cases, Party A may terminated the contract at any time, without limitation of the regulation of notifying Party B 30 days in advance.
(1) Party B is proved incompetent for the post in the probation period;
(2) Party B seriously breaches labor discipline or Party A’s rules and regulations;
(3) Party B has serious dereliction causing serious damage to Party A;
(4) Party B revealed business secrete of Party A causing loss to Party A and the state;
(5) Party B was put under labor reforming or prosecuted the criminal liability according to law;
(6) Other cases regulated by laws and regulations.
Article 32 In any of following cases, Party A may terminate the contract, but shall notify Party B in written form 30 days in advance and then pay Party B economic compensation as per relevant national, provincial and municipal regulations:
(1) Party B gets sick or non-work-related injury. After medical period, Party B still cannot be engaged in original work or other work Party A assigns;
(2) Party B is incompetent for the work or still incompetent after training or adjustment of working post;
(3) Objective situation for conclusion of the contract undergoes great change and make the contract hard to be implemented. Modification agreement cannot be reached even after negotiation by both Parties.
(4) Other cases regulated by laws and regulations.
Article 33 If Party A is on the verge of bankruptcy and is in the legal period of rectification or undergoes serious difficulty in production and operation, it shall notify the trade union or the whole staff 30 days in advance, hear from suggestions of the trade union or the employees and report to the labor department. Only after that can the contract be terminated, but economic compensation shall be paid to Party B as per relevant national, provincial and municipal regulations.
Article 34 In case Party A was cancelled, disbanded or falls into bankruptcy, the contract shall be automatically terminated. Then Party A shall pay Party B economic compensation as per relevant national, provincial and municipal regulations.

Article 35 In any of following cases on the part of Party B, Party A shall not terminate the contract as per Article 32 and Article 33:
(1) Party B gets vocational disease or work-related injury and is determined by medial labor accreditation department as losing or partially losing labor force;
(2) Party B gets sick or non-work-related injury and is in the regulated medical period;
(3) Woman work in line with family planning policy in pregnant, maternity and breast feeding period;
(4) Other cases regulated by laws and regulations.
If term of contract expires in case of (2) or (3), the contract shall be extended to the expiration of the medical period or the breast feeding period.
Article 36 If terminating the contract, Party B shall give written notice to Party A in written form 30 days in advance.
Article 37 In any of following cases, Party B may notify Party A to terminate the contract at any time:
(1) During probation period;
(2) Party A uses force, threat or illegal limit of freedom to oblige labor;
(3) Through conformation of relevant national department, Party A’s labor safety and health conditions are poor and have no protection measures, seriously affecting Party B’s safety and health;
(4) Party A fails to pay labor remuneration as regulated by the contract;
(5) Party A fails to handle social insurance for Party B as per relevant national, provincial and municipal regulations.
If contract is terminated as per (2), (3) and (4) of the article, Party A shall pay Party B economic compensation as per relevant national, provincial and municipal regulations; if contract is terminated as per (1) and (5) of the article, Party A need not pay Party B economic compensation.
Article 38 In any of following cases, the contract can not be terminated by Party B:
(1) After special training funded by Party A, Party B falls short of service term required by of Training Agreement or the contract;
(2) Party B undertakes key national scientific research project or Party A’s scientific research project has not finished;
(3) Other cases regulated by laws and regulations.
Article 39 In any of following cases, the contract will be terminated immediately and Party A need not notify Party B in written form 30 days in advance:
(1) The contract expires;
(2) Party B retires at the legal age for retirement;
(3) Party B dies;
(4) Conditions regulated by the contract for termination occur;
(5) Other cases regulated by laws and regulations.
Article 40 Party A shall follow regulations to fill in the report for termination of the labor contract and send Party B’s file to relevant unemployment department for inspection within 10 days; if it is in line with regulation through inspection, Party B will be informed to make the unemployment registration within 15 days.
[Breaching Liabilities]
Article 41 During the contract period, if Party A deducts or delays Party B’s wage without any reason, or refuse paying Party B’s remuneration for extended working time, Party A shall add 25% of the wage as compensation besides fully paying Party B’s wage within time regulated.
Article 42 Provided Party A breaches relevant national, provincial and municipal regulations and the contract, causing Party B’s loss in labor protection treatment, Party A shall make up Party B’s labor protection allowance and articles as per relevant national, provincial and municipal regulations.

Article 43 Provided Party A fails to pay social insurance for the employee as per regulation of the contract, Party A shall make up the social insurance premium for Party B.
Article 44 Provided Party A breaches relevant national, provincial and municipal regulations and the contract, causing Party B’s work-related injury, loss of medical treatment, Party A shall pay Party B 25% of the medical expense as the compensation, besides providing work-related injury and medical treatment
Article 45 If Party A fails to follow relevant national, provincial and municipal regulations to compensate Party B after terminating the contract,, Party A shall also pay Party B 50% of the economic compensation sum as the extra compensation, besides fully paying Party B economic compensation.
Article 46 In case of termination as per Article 31, Article 36 and Article 39, Party A will not grant the economic compensation.
Article 47 After the contract is terminated, if Party A fails to handle the formalities for termination of labor contract and transfer of labor relationship, causing loss to Party B, Party A shall undertake Party B’s actual loss in corresponding period.
Article 48 In case Party A breaches national regulation and regulation and terminate the contract, if Party B is willing to go on working for Party A, Party A shall go on implementing the contract and undertake actual economic loss to Party B. If Party B is not willing to work for Party A any more, Party A shall pay Party B the breaching penalty as per term of failure to implement the contract (months) multiplied by 80% (the maximum is less than 100%) of average monthly wage income during six months before termination of the contract.
Article 49 In case Party B breaches the contract to resign and Party A requires Party B to go on implementing the contract and Party B agrees to go on implementing the contract, Party B shall undertake actual economic loss incurred to Party A during the period of resignation. If Party A does not require Party B to go on implement the contract, Party B shall pay Party A the breaching penalty as per term of failure to implement the contract (months) multiplied by 80% (the maximum is less than 100%, the exact proportion shall be the same with the proportion in Article 48) of average monthly wage income six months before termination of the contract.
Article 50 If Party B proposes to terminate the contract as per Article 36, Party B shall pay Party A the breaching penalty as per term of failure to implement the contract (months) multiplied by 80% (the maximum is less than the proportion specified in Article 49) of average monthly wage income during six months before termination of the contract.
Article 51 Party A has paid to employ Party B. If Party B terminates the contract in the contract term due to personal cause, it shall pay the expense for Party A’s employment of Party B.
Article 52 Party B received Party A funded training and both Parties conclude the training agreement to determine service term and breaching liabilities as attachment of the contract. Within term of the contract, Party B shall not fail to implement training agreement without any reason, or the training fee shall be paid by Party B. Without agreement, input sum will be divided as per labor contract between Party A and Party B and payment is made by deducting the implemented term after training of Party B.
Article 53 Both Parties shall conclude special agreement concerning term of keeping Party A’s business secrete breaching as attachment of the contract. If Party B breaches against the business secrete agreement, it shall undertake all economic loss incurred to Party A. Breaching compensation liabilities shall be handled as per agreement between two parties.
Article 54 If Party B breaches against the contract and resigns causing economic loss of Party A and the breach penalty paid by Party B cannot compensate actual loss of Party A, Party B shall make compensation as per Party A’s actual sum loss.
[Labor Dispute Settlement]
Article 55 For any dispute arising from implementation of the contract, any party may apply for mediation at the labor dispute committee of the unit. If the medication fails within 30 days, application for arbitration shall be made to the labor dispute arbitration committee at the place where Party A located within 60 days after the dispute occurs. If either party is not convinced by the arbitration award, lawsuit can be lodged at the people’s court at the place where Party A located within 15 days after receiving the arbitration award.

Article 56 In the contract, if relevant treatment of Party B is lower than the standard regulated by Party A’s collective contract, the collective contract shall prevail.
Article 57 For matters uncovered in the contract or in case relevant articles are against relevant national, provincial and municipal regulations during implementation of the contract, relevant national, provincial and municipal regulations shall prevail.
Article 58 The contract shall be written by pen or brush. Alteration or signing in agency without legal authorization will be invalid.
Article 59 The contract goes into duplicates and come into force with the signing of both Parties. After certification of the labor administrative department, each party shall hold one copy, with the same legal effect.

[Miscellanies to be Agreed by Both Parties]

Party B is willing to conclude the Self-volition Agreement and agrees to strictly implement.

Party A: (Seal)                              Party B: (Seal)

Legal representative (entrusted agent): (Seal)

Time for conclusion of the contract: June 1, 2001

Accreditation Certificate
Through due verification, the contract complies with national laws, regulations and relevant regulations. Therefore, accreditation is hereby granted.

Accreditation authority: (Seal)

Accreditation by: (Seal)

Date of accreditation: June 7, 2001